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                                                                    Exhibit 10.4
                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 15th day of July, 1997, between Arbor Health Care Company, a Delaware corporation ("Buyer"), Total Living Care of St. Augustine, Inc., a Florida corporation ("Seller") and Tony J. Marchio, an individual (the "Shareholder")(Seller and the Shareholder are collectively referred to as the "Group").

                                   BACKGROUND
                                   ----------

         A. Seller currently owns, operates and maintains a comprehensive outpatient rehabilitation facility located at Island Park South, 2225 State Route 3, Suite B6, St. Augustine, FL 32084 (the "Facility").

         B. The Shareholder owns all of the issued and outstanding capital stock of Seller.

         C. Buyer wishes to acquire, and Seller wishes to sell all of the assets of Seller that comprise the Facility in accordance with the terms and conditions hereinafter set forth.

         D. As an inducement to Buyer to enter into the Agreement, Seller and Shareholder agree to make certain representations, warranties, agreements and covenants in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, Seller, Shareholder and Buyer, intending to be legally bound, agree as follows:

                     ARTICLE I: SALE AND PURCHASE OF ASSETS
                                ---------------------------

         1.1. ACQUIRED ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Buyer, in reliance upon the covenants, representations, warranties and agreements of Seller contained herein, will acquire from Seller, and Seller will sell, assign, transfer and convey to Buyer, all of the assets, properties and business of Seller that comprise the Facility, including without limitation, such property owned or leased by Seller that comprises or is directly used in connection with the Facility, including without limitation, all tangible, intangible, personal or mixed property, the Inventory (defined herein), claims and rights under contracts, Designated Contracts (defined herein), the trade names, trademarks, service marks, patient lists and records, telephone numbers, good will, and, to the extent permitted by law, all permits, licenses and certificates of need and other rights held by Seller with respect to the ownership or operation of the Facility as the same shall exist on the Closing Date (defined herein), as the case may be, and all of Seller's books and records pertaining to the foregoing all as more fully set forth on the Schedules attached hereto, but excluding cash, cash equivalents, accounts receivable, notes receivables, and tax refunds, (together all such properties, assets or business to be conveyed to Buyer from Seller at the Closing are hereafter referred to as the "Assets").



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         1.2. INVENTORY. Seller shall, at its own expense, make an inventory of the complete contents of the Facility, and promptly (but not later than ten (10) days from the date hereof) deliver the tally to Buyer (the "Inventory"). Seller shall maintain the Inventory at its present inventory levels through the Closing Date. The Inventory shall be included on Schedule 4.6 attached hereto.

         1.3. ASSUMPTION OF LIABILITY. Except as expressly provided herein, Buyer shall not assume, nor in any way be liable or responsible for any claims, lawsuits, liabilities, obligations or debts of Seller, including without limitation (i) malpractice claims asserted by patients of the Facility or any other tort claims asserted against Seller, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees of Seller or any other party that are based on acts or omissions occurring on or before the Closing Date; (ii) amounts due or that may become due to Medicaid and/or Medicare or any other health care reimbursement or payment intermediary on account of health care reimbursement cost report adjustments or other payment adjustments attributable to any period prior to the Closing Date; (iii) any form of Medicaid and/or Medicare or other health care reimbursement recapture, adjustment or overpayment whatsoever with respect to any period prior to the Closing Date; and (iv) any accounts payable, employment or other taxes, and any other obligation or liability of Seller to pay money whatsoever.

         Notwithstanding the provisions of the immediately preceding paragraph, on the Closing Date, contingent upon the consummation of the transactions contemplated hereby, Buyer shall assume and thereafter in due course fully satisfy those obligations arising under the Designated Contracts (defined herein) specified pursuant to Paragraph 1.4 below and assigned by Seller to Buyer, with respect to, and only with respect to, performance and payments owed that become due thereunder subsequent to the Closing Date. Liabilities and obligations under such Designated Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, and all liabilities and obligations under all other Contracts shall remain the sole responsibility of Seller.

         1.4.     DESIGNATED CONTRACTS.

                  (a) As soon as practicable after the date hereof but in no event later than the day immediately preceding the Closing Date, Buyer shall deliver notice in writing to Seller designating which, if any, of the Contracts (defined herein) set forth on Schedule 4.7 will be assigned to and assumed by Buyer (the "Designated Contracts"). Such notice of designation will be set forth on Schedule 1.4 to be attached hereto. If within said period of time Buyer fails to so deliver notice to Seller, Buyer will be deemed to have designated none of the Contracts and Seller will remain fully liable thereunder. To the extent Buyer makes any such designation, Seller shall at Closing be obligated to assign all of its right, title and interest under such Contracts to Buyer and Buyer shall assume the obligations accruing after Closing under such Designated Contracts.


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                  (b) Notwithstanding anything to the contrary contained herein,
Buyer is not assuming and will not be responsible for any liabilities or obligations under the Designated Contracts incurred on or occurring before the Closing Date; all such liabilities and obligations remaining the sole and exclusive responsibility of Seller pursuant to Paragraph 1.3 herein and shall be paid or performed on or prior to the Closing Date.

                  (c) Immediately after notice of the designation by Buyer of the Contracts to be assigned by Seller, Seller will use its best efforts and shall diligently proceed to obtain any consents of any parties necessary to permit the assignment of the Designated Contracts. In the event that any of the Designated Contracts are not assignable, or the parties to such Designated Contract fail or refuse to consent to any assignment on or before the Closing Date, Buyer shall have no liability to assume and will not assume any such Designated Contracts.

                           ARTICLE II: PURCHASE PRICE
                                       --------------

         2.1. DETERMINATION AND PAYMENT OF PURCHASE PRICE. The purchase price of the Assets shall be Three Hundred Twenty Five Thousand Dollars and No Cents ($325,000.00), subject to adjustment as provided in Section 2.2 and 2.3 below (the "Purchase Price"). The Purchase Price shall be paid to Seller in "same day" funds by wire transfer to an account designated by Seller's attorney.

         2.2. CERTAIN ADJUSTMENTS TO THE PURCHASE PRICE. In addition, at the Closing hereunder:

                  (a) Seller shall deliver to Buyer Schedule 2.2(a), effective as of the Closing Date, showing the amount of accrued holiday and vacation pay, accrued sick pay and personal leave, and payroll taxes and workers' compensation insurance premiums with respect thereto for each of its employees who Buyer desires to employ and who accept such employment with Buyer as of the Closing Date. The amount of all such accrued holiday and vacation pay and accrued sick pay and personal leave and payroll taxes and workers' compensation insurance premiums with respect thereto due for such employees as of the Closing Date shall reduce the Purchase Price at Closing pursuant to Subparagraph (c) below.

                  (b) Seller shall deliver to Buyer Schedule 2.2(b) listing the amount of any prepayments received or paid by Seller prior to Closing on account of any goods or services to be rendered or supplied by Seller, or to be received by Seller and such prepayments which Buyer receives the benefit of shall adjust the Purchase Price at Closing pursuant to Subparagraph (c) below.

                  (c) The amount of any accruals calculated under Section 2.2(a) and any prepayment amounts under Section 2.2(b) above will reduce or increase, as the case may be, the Purchase Price payable to Seller on a dollar-for-dollar basis, rather than paid by Seller to Buyer at Closing.

         2.3. TRANSFER TAXES; PRORATED ITEMS. On the Closing Date, the following adjustments and prorations shall be computed as of the Closing Date with respect to the following taxes (unless

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otherwise stated herein) and the cash portion of the Purchase Price shall be adjusted, upward or downward as appropriate, to reflect such prorations:

                  (a) TRANSFER TAXES. All state and local transfer taxes, documentary stamps and recording fees shall be borne by Seller.

                  (b) CHARGES. All public or governmental charges against the Assets (including charges for sewer, water, drainage or other services) assessed for the fiscal year in which the Closing Date occurs shall be adjusted and apportioned as of the Closing Date and paid thereafter by Buyer.

                  (c) SERVICES CONTRACTS, LEASES AND UTILITIES. All prepayments made or payments due under any continuing service contracts and leases affecting the Assets, including without limitation water, sewer, electric, gas and utility bills, parking, garbage removal, and maintenance agreements shall be adjusted and apportioned as of the Closing Date and such obligations thereafter shall be assumed by Buyer.

         2.4. OTHER PRORATIONS. In the event that accurate prorations and other adjustments cannot be made as of the Closing Date because current bills or adjustments are not obtainable (as, for example, utility bills), the parties shall prorate such items upon receipt of the final bill of statement, but in no event later than sixty (60) days after Closing. Seller shall use its best efforts to have all utility meters read on the Closing Date so as accurately to determine the proration of current liability bills.

         2.5. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated as set forth in Schedule 2.5 hereof, and the parties shall adhere to such allocations in filing all returns to the appropriate taxing authorities. Seller reserves the right to approve the allocation of the Purchase Price.

                            ARTICLE III: THE CLOSING
                                         -----------

         3.1.     TIME AND PLACE OF CLOSING.

                  (a) Except as otherwise set forth herein, the closing (the "Closing") of the purchase and sale of the Assets contemplated by this Agreement shall take place on or before July 18, 1997, but to be effective as of July 15, 1997 (such date or such other earlier date as the parties hereto shall mutually agree upon being hereinafter called the "Closing Date"). The Closing will be done in escrow according to such terms as the parties may agree. Seller shall deliver possession of the Assets to Buyer, which shall accept the same on said date.


                  (b) If prior to or by the Closing Date Buyer has not received certification and participation agreements with respect to Medicaid and Medicare effective upon Buyer's purchase of the Assets (items 3(b) (i) and (ii) are hereafter referred to as the "Required Approvals"); then, the

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Closing Date automatically shall be extended for a period of fifteen (15) days;
provided, however, that if the Required Approvals are not obtained by July 30, 1997, this Agreement automatically shall terminate and such termination shall be governed in accordance with Article XI herein.

         3.2. CERTIFICATION AND ASSIGNMENT OF PARTICIPATION AGREEMENTS . In the event that: (i) all conditions precedent specified in Section 8 and Section 9 have been satisfied except for the conditions in Section 8.6 relating to receipt of the Required Approvals; and (ii) Buyer has obtained assurances by the authorized government agencies that are satisfactory to Buyer to the effect that they have reason to believe that the existing, certifications and provider agreement(s) will be assigned to Buyer, and that such agency has no reason to believe that any condition existing during the period of Seller's operation will, if left uncorrected, prevent or delay granting the Required Approvals- to Buyer, the transactions contemplated in this Agreement may, at Buyer's option, be closed.


             ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE GROUP
                         -------------------------------------------

         The Group represents and warrants to Buyer as follows:

         4.1. ORGANIZATION AND STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Copies of its Articles of Incorporation and By-Laws and all amendments hereof to date, have been delivered to Buyer, and are complete and correct. Seller has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it. Seller is not qualified to do business as a foreign corporation in any state, and neither the ownership of its assets nor the conduct of its business makes such qualifications necessary.

         4.2. AUTHORITY. Seller has the full corporate power and authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto, and the other instruments and documents required or contemplated hereby and thereby ("Seller's Transaction Documents"). Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of Seller, its directors and shareholders and all consents of holders of indebtedness of Seller that are not being paid prior to or at the Closing have been obtained.

         4.3. BINDING EFFECT. This Agreement and all related transaction documents executed by Seller constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

         4.4. ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Seller's Transaction Documents by Seller nor the performance by Seller of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) Seller's Articles of Incorporation or By-Laws; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) any applicable rule

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or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which Seller or any shareholder thereof is now a party or by which any of them or any of the Assets is bound.

         4.5. CONSENTS. Except as set forth in Schedule 4.5, no authorization, consent, approval, license, exemption by filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with Seller's entry into, execution, delivery and performance of this Agreement, any of the transaction documents related hereto, or for the Seller's consummation of the transactions contemplated hereby and thereby.



         4.6.     SCHEDULE OF ASSETS AND PROPERTIES.

                  (a) Set forth in Schedule 4.6 are complete and accurate lists of all the material items comprising Seller's Assets including the Inventory as of the date of this Agreement as follows:

                  (i) All machinery, vehicles and equipment, office equipment, furniture and supplies owned or leased by Seller and used in connection with the Facility and any other items of personal property that comprise or is otherwise used by Seller in connection with the Facility.

                  (ii) All patents, trademarks, service marks, or applications for any of the same, copyrights, franchises, licenses, permits, easements, rights and other authorizations, if any, and any other item of intangible or intellectual property that are owned, possessed or used by Seller or any person in the operation of the Facility. The trade name used for the Facility has not been registered as a service mark under any state or federal statute, and are fully and freely assignable by Seller.

         4.7.     CONTRACTS

                  (a) Schedule 4.7 sets forth a complete and correct list of all agreements, contracts and commitments whether written or oral, relating to the Facility or its operations or to which Seller is a party or by which it or the Assets are bound (the "Contracts"). Seller has delivered to Buyer true and correct copies of all Contracts. All the information set forth on Schedule 4.7 with respect to the Contracts is, true, complete and accurate. The Contracts and commitments referred to in this Section 4.7 were entered into and require performance in the ordinary course of business and are in full force and effect. Seller is not in default under any Contract and there has not been asserted, either by or against Seller under any Contract, any notice of default, set-off or claim of default. The parties to the Contracts other than Seller are not in default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract. All amounts payable under

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the Contracts are, or will at the Closing Date, be on a current basis. Except as set forth in Schedule 4.7, the Contracts are assignable to Buyer without the consent of the remaining parties thereto.

                  (b) Except as listed on Schedule 4.7, Seller is not a party to or liable in connection with and has not granted any written or express, oral or implied:

                  (i) contract, agreement or commitment for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant or agent or group of employees;

                  (ii) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                  (iii) agreement or arrangement for the sale of any of its assets, property or rights outside the ordinary course of business (other than the Letter Agreement (defined herein)), or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by sale of assets, sale of stock, merger or otherwise);

                  (iv) contract which contains any provisions requiring the Seller to indemnify or act for any other person or entity;

                  (v) agreement restricting Seller from conducting business anywhere in the world;

                  (vi) partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the Facility;

                  (vii) licensing, distributor, dealer, franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment;

                  (viii) agreement not made in the ordinary and normal course of business and consistent with past practice of Seller; or

                  (ix) agreement with any physician ( or an immediate family member of such physician) that has a financial relationship (as defined in 42 U.S.C.A. ss.1359) with Seller and who makes referrals to Seller.

         4.8.     FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Buyer true and correct copies, in all material respects, of: (a) the compiled statement of assets, liabilities and equity of Seller at December 31, 1996, and the statements of revenues and expenses for the fiscal year then ended, including the notes thereto,

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which have been compiled by Nichols and Carter, Certified Public Accountants, as
more fully described in their reports included therein and (b) the compiled monthly statement of assets, liabilities and equity and the statements of revenues and expenses through March 31, 1997 (collectively referred to as the "Financial Statements"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Seller as, at and for the periods therein specified and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Seller's books of account from which the Financial Statements were prepared accurately and reflect all of Seller's items of income and expense, all of its assets and liabilities and all of its accruals.


                  (b) The statement of assets, liabilities and equity contained in the Financial Statements as of March 31, 1997 (the "Statement") reflects all liabilities and obligations of Seller, whether absolute, accrued, contingent, due or otherwise as of the date thereof, and Seller does not have any material liabilities or obligations that are not reflected thereon, except for such current liabilities as have been incurred since the date of the Statement in the ordinary course of business consistent with past practice (such current liabilities hereinafter called "Current Liabilities"). There is no basis for the assertion against Seller of any liability or obligation of any nature or in any amount (other than Current Liabilities as aforesaid) not fully reflected or reserved against in the Statement.


         4.9. MATERIAL CHANGES. Except as noted on Schedule 4.9 hereto, between the date of the Balance Sheet and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), of the assets, properties or operations of Seller or the Facility, or any damage or destruction of the Facility by fire or other casualty, whether or not covered by insurance, and Seller has, and as of the Closing, will have, conducted its business only in the normal course. Seller has identified and communicated to Buyer all material information with respect to any fact or condition that might adversely affect the future prospects (financial or otherwise) of the Facility. Since the most recent date on the Financial Statements, there has been no sale or disposition of the machinery and equipment reflected therein.

         4.10. COST REPORTS. Seller has delivered to Buyer a true and correct copy of its Medicare cost report relating to the Facility for the a 1996 fiscal year. The information contained in such report is true and correct in all respects. Seller has only recently become a Medicaid provider, and no such cost report has been filed. There is no dispute between Seller and such fiscal intermediaries, except as disclosed on Schedule 4.10.

         4.11. LICENSES; PERMITS. Schedule 4.11 sets forth a description of (a) each license and all other governmental or other regulatory permits and approvals relating to the operation of the Facility heretofore obtained and that is now in effect; and (b) each other license, permit, easement, right or other authorization that is necessary to operate the Facility legally (collectively, the "Licenses"). Seller has delivered to Buyer true and correct copies of all of the Licenses listed on Schedule 4.11. Schedule 4.11 also sets forth a description of each accreditation of the Facility, copies of which Seller

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has delivered to Buyer. Seller owns, possesses or has the legal right to use the
Licenses, free and clear of all liens, pledges, claims or other encumbrances any nature whatsoever. Seller is not in default under, now has it received any notice of any claim or default or any other claim or proceeding relating to, any such License. The Facility is fully and completely licensed by all appropriate authorities for Seller to carry on the business presently conducted at the Facility. The Facility is accredited for participation in the Florida Medicaid program and the federal Medicare program. No shareholder, director or officer, employee or former employee of Seller, or any other person, firm or corporation owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any such License owned, possessed or used in the operation of the Facility as now operated.


         4.12.    TITLE, CONDITION TO PERSONAL PROPERTY.

                  (a) All of Seller's property comprising the Assets is located at the Facility. Except for the security interests that will be discharged and released prior to or at the Closing, Seller has good and marketable title to all such personal property, subject to no mortgage, security interest, pledge, lien, conditional sales agreement, lease, claim, encumbrance or charge, or restraint on transfer whatsoever. No other person has any right to the use or possession of any of such property. During the five (5) year period preceding the date hereof, Seller has conducted its business activities only under the corporate and/or trade names currently in use. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned or leased, is in operating condition and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Federal, state, and local laws, rules, and regulations, and is sufficient and suitable to enable Buyer to operate the Facility in a normal and efficient manner.

                  (b) No tangible personal property, except as otherwise disclosed on schedules attached hereto, used by Seller in connection with the operation of the Facility is subject to a lease, conditional sale, security interest or similar arrangement.

         4.13.    TITLE, CONDITION OF THE PROPERTY

                  (a) Seller owns a valid leasehold estate in the office building comprising the Facility (the "Property").

                  (b) There are no leases or other agreements of Seller as lessor, granting any third party the right to use or occupy any of the Property and no person, firm or entity has any ownership interest or option or right of first refusal to acquire any ownership interest in the Property or any building or improvements thereon.

                  (c) To the best of Seller's knowledge, the buildings and other improvements comprising the Facility and all of their systems, including without limitation, the heating, ventilating and air condition systems, and the plumbing, electrical, mechanical and drainage systems, and roof

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are in good operating condition, repair and working order.

                  (d) Seller has not received any notice of noncompliance from any governmental authority regarding any of the improvements constructed at the Facility or the use or occupancy thereof.

         4.14. LEGAL PROCEEDINGS. Other than as set forth on Schedule 4.14, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the best of Seller's knowledge, threatened or contemplated, nor, to the best of Seller's knowledge, is there any basis therefor, against or affecting the Facility or Seller's rights therein or Seller's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Seller has received no requests for information with respect to the transactions contemplated hereby from any governmental agency.

         4.15. EMPLOYEES. Schedule 4.15 contains a complete and correct list of the name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave and any other compensation arrangements or fringe benefits, of each current employee, consultant and agent of Seller (together with a description of any specific arrangements or rights concerning such persons) that are not reflected in any agreement or document referred to in
Schedule 4.7. Seller currently has no, and has never had, any pension, profit sharing, bonus, incentive, welfare benefit, or other plan applicable to any of the employees of the Facility. No such employee, consultant or commission agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 4.15.

         4.16.    COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES,
                   ETC.

                  (a) During the two (2) years prior to the Closing Date, there has been no material or adverse change in the relationship between Seller an its employees nor any strike or labor disturbance by such employees affecting Seller's business and there is no indication that such a change, strike or labor disturbance is likely. Seller's employees are not represented by any labor union or similar organization and Seller has no reason to believe that there are pending or threatened any activities the purpose of which is to achieve such representation of all or some of Seller's employees. There are no pending suits, actions or proceedings against Seller relating to employees of Seller, and Seller does not know of any threats of strikes, work stoppages or pending grievances by any such employees. Except as set forth on Schedule 4.7, Seller has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to such employees. Seller is in compliance with the requirements prescribed by all federal, state and local statutes, orders and governmental rules and regulations applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


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                  (b) Between the date hereof and the Closing Date, Seller shall not enter into any contract or agreement (or negotiations in connection therewith) with any union or other collective bargaining representative representing any employees at the Facility without the prior written consent of Buyer.

         4.17. ERISA. Seller does not maintain or make contributions to and has not at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. Seller does not now maintain or make contributions to and has not at any time in the past maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "Multi-employer Act").

         4.18. INSURANCE AND SURETY AGREEMENTS. Schedule 4.18 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by Seller or otherwise in force and providing coverage for the Facility or the Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by Seller or otherwise in force and relating to the Facility or the Assets, including a brief description of the character of the bond or agreement, the name of the surety or indemnifying party. Schedule 4.18 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two years. Such policies are owned by and payable solely to Seller, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.18 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, Seller has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies, nor has Seller failed to comply with any of the material conditions contained in any such policies.

         4.19. RELATIONSHIPS. Except as disclosed on Schedule 4.19 hereto, neither Seller nor any shareholder, director or officer thereof or any member of such person's immediate family has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Facility by which Buyer will be bound after the Closing.

         4.20. ASSETS COMPRISING THE FACILITY. The Assets, Contracts, Inventory, and Licenses listed on the Schedules to this Agreement as owned by Seller, represent all of the real and personal property, licenses, permits and authorizations, contracts, leases and other agreements that are necessary and material to the operation of the Facility as now operated.

         4.21. ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 4.21, since the date of the Balance Sheet, Seller has not and from the date of the Balance Sheet to the Closing Date, Seller will not have (except for transactions directly with Buyer):

                  (a) sold, assigned or transferred any of its assets or properties, except in the ordinary course of business consistent with past practice;

                  (b) mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever any of the Assets other than the liens, if any, of current taxes not yet due and payable;

                  (c) made or suffered any amendment or termination of any contract, commitment, instrument or agreement materially relating to the Facility;

                  (d) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees at the Facility, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled.

                  (e) discharged or satisfied any lien or encumbrance, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or will cause any actual damage or risk of loss to Seller or the Facility;

                  (f) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (g) made or suffered any amendment or termination of any material contract, commitment or agreement to which it is a party or by which it is bound, or canceled, modified or waived any debt or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

                  (h) entered into any material transaction other than in the ordinary course of business consistent with past practice.

         4.22. COMPLIANCE WITH LAWS. Seller has not received any claim or notice that the Facility is not in compliance with any applicable federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of federal, state, local or other governmental agency. Seller shall report to Buyer, within five (5) days after Seller's receipt thereof, any written or oral claims or notices that the Facility is not in compliance with any of the foregoing.

         4.23.    ENVIRONMENTAL COMPLIANCE.

                  (a) At any time during Seller's possession of the Property and, to the best of

Seller's knowledge, prior to Seller's possession thereof:

                  (i) The Property has not been used for the disposal of any industrial refuse or waste, including but not limited to potentially infectious waste, blood-contaminated materials, or other wastes generated in the course of patient treatment (collectively "Medical Waste"), or for the processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic substance, material or waste.

                  (ii) No asbestos-containing materials have been used or disposed of on the Property.

                  (iii) No machinery, equipment or fixtures containing polychlorinated biphenyls ("PCBs") have been located on the Property.

                  (iv) No storage tanks for gasoline, petroleum, or any other substance have been located on the Property.

                  (v) No toxic or hazardous substances or materials have been located on the Property, which substances or materials, if found on the Property, would subject the owner or occupant of the Property to damages, penalties, liabilities or an obligation to remove such substances or materials under any applicable federal, state or local law, regulation or ordinance.

                  (vi) No notice from any governmental body has ever been served upon Seller, its agents or representatives, or upon any prior owner of the Property, claiming any violation of any federal, state or local law, regulation or ordinance concerning the generation, handling, storage, or disposal of Medical Waste, or the environmental state, condition, or quality of the Property, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with the Property in order to comply with any law, regulation or ordinance concerning the environmental or healthful state, condition or quality of the Property.

                  (vii) Schedule 4.23 lists all reports of health care and environmental agencies received by Seller during the last five
                  (5) years from any supervisory governmental authority with respect to the operations of the Facility. Seller has delivered copies of each such report to Buyer.

                  (b) At all times, Seller has complied, and is complying in all respects with all environmental and related laws, ordinances and governmental rules and regulations applicable to it, the Property, the Assets and the Facility, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, and all other Federal and, state and local laws, regulations and ordinances with respect to the protection of the environment (collectively "Environmental Laws"). The foregoing representation and warranty applies to all aspects of the operation of the Facility and the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including Medical Waste) and petroleum products, material or waste whether performed on Seller's properties or at any other location.

         4.24. FINDERS. No broker or finder has acted for Seller in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Seller.

         4.25. TAX RETURNS. Seller has filed all federal, state, county and local income, excise, property and other tax returns and abandoned property reports (if any) to date that are due and required to be filed by it, and there are no claims, liens, or judgments for taxes due from the Seller affecting the Facility or any of the Assets, and no basis for any such claim, lien, or judgment exists.

         4.26. ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement or any of the Seller's Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Assets in favor of third parties.


               ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER
                          ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         5.1. ORGANIZATION AND STANDING. Buyer has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and is authorized to do business in the State of Florida.

         5.2. POWER AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and the corporate power and authority to execute and deliver the instruments and agreements required to be delivered by it to Seller at the Closing (collectively, "Buyer's Transaction Documents").

         5.3. BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing each of the related transaction documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

          ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE FACILITIES
                      -------------------------------------------------

         6.1.     ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING.

                  (a) Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the Facility and Seller's financial and legal conditions as Buyer deems necessary or advisable to familiarize itself with the Facility and/or matters relating to its history or operation. Seller shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Facility and Seller's books and records and Seller will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the products, services, operations and assets, the Property and the Facility as Buyer shall from time to time request. The documents to which the Buyer shall have access shall include, but not be limited to Seller's tax returns and related work papers since its inception and printouts of patient or resident account information maintained by or on behalf of any person with respect to the Facility; and Seller shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time, to enable Buyer and its representatives to investigate the affairs of Seller and the Facility and the accuracy of the representations and warranties made in this Agreement. Seller shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to Seller and/or to the Facility and to produce the working papers relating thereto. No such investigation by Buyer or its representatives shall affect any of the Seller's representations and warranties in this Agreement or Buyer's right to rely thereon.

                  (b) In the event of the termination of this Agreement prior to Closing, Buyer will deliver to Seller all documents, work papers and other materials hereunder obtained from Seller and relating to Seller or the transactions herein contemplated.

         6.2. MAPS, PLANS, SURVEYS, ETC. Seller shall deliver, or cause to be delivered, to Buyer, without charge, all plans, maps, surveys, descriptions, and title reports respecting the Facility and the use and occupancy thereof in Seller's possession that exist as of the date of this Agreement.

              ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING
                           ----------------------------------------

         7.1. CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, Seller shall conduct its business relating to the operation of the Facility solely in the ordinary course of business consistent with past practice, and maintain its existence.

         7.2. AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, Seller shall:

                  (a) maintain the Facility in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                  (b) maintain in full force and effect all Licenses currently in effect with respect to the Facility;

                  (c) maintain in full force and effect the insurance policies and binders currently in effect with respect to the Facility, including without limitation those listed on Schedule 4.18;

                  (d) utilize its best efforts to preserve intact the present business organization of Seller; keep available the services of Seller's present employees and agents, and any other employees and agents employed in connection with the Facility; and maintain Seller's relations and goodwill with the suppliers, patients and residents, employees, affiliated medical personnel and anyone having business relating to the Facility;

                  (e) maintain all of the books and records relating to the Facility in accordance with its past practices;

                  (f) comply with all provisions of the Contracts listed in
Schedule 4.7 and with any other agreements that Seller has entered into with respect to the Facility in the ordinary course of business since the date of this Agreement and with the provisions of all laws, rules and regulations applicable to Seller's business or the Facility;

                  (g) cause to be paid when due, all taxes, assessments and changes or levies imposed upon it or on any of its properties or which it is required to withhold and pay over;

                  (h) promptly advise Buyer in writing of the threat or commencement against Seller or any shareholder of any dispute, claim, action, suit or proceeding, arbitration or investigation that would materially adversely affect the operations, properties, assets or prospects of the Facility.

         7.3. PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, the parties shall undertake to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the Facility by Buyer in accordance herewith. Seller shall cooperate with and use its best efforts to assist the Buyer in obtaining all such approvals.

         If the applicable State of Florida Medicaid or Medicare certification agency requires that, prior to giving written assurance regarding the issuance of an operating license, certification or provider agreement to Buyer following the Closing, all Medicaid and/or Medicare estimated adjustments be paid to the applicable agency on or before the Closing, Seller shall pay such amounts on or before the Closing Date in order to permit Buyer to obtain such written assurances.

         ARTICLE VIII:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                        -------------------------------------------

         Unless waived by Buyer, its obligations to consummate the purchase of the Assets is subject to the fulfillment, prior to or at the Closing, of the conditions in Article III and each of the following conditions. Upon failure of any of the following conditions Buyer may terminate this Agreement pursuant to and in accordance with Article XI herein.

         8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Group contained in this Agreement or on any Schedule, list, certificate or other document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent affected by the transactions herein contemplated.

         8.2. PERFORMANCE OF COVENANTS. Seller shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3. DELIVERY OF CLOSING CERTIFICATE. Seller shall have executed and delivered to the Buyer a certificate of the chief executive officer of the Seller dated the Closing Date upon which Buyer may rely, certifying that the statements made in Sections 8.1 and 8.2 are true, correct and complete as of the Closing Date.

         8.4. LEGAL MATTERS. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

         8.5.     APPROVALS.

                  (a) The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the Required Approvals and any tax clearance or similar approval;

                  (b) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Facility, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Facility or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

         8.6. MATERIAL CHANGE. Since the date of this Agreement there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Facility or Seller.

         8.7. ASSETS TRANSFERRED AT CLOSING. Seller shall have delivered or caused to be delivered to Buyer possession of the Assets (or the right to obtain possession on demand) together with such instruments of sale and transfer, including without limitation, a Bill of Sale and Assignment of Contracts, in form acceptable to Buyer, sufficient to vest in Buyer good and marketable title to the Assets, free and clear of all liens, security interests, encumbrances, claims and other exceptions of any kind whatsoever. Seller shall also execute and deliver to Buyer at Closing a form of withdrawal of assumed name with respect to the trade names of the Facility in form and substance acceptable to

Buyer and its counsel.

         8.8. POSSESSION. Possession of the Facility shall be or shall have been delivered to Buyer as provided in this Agreement, free and clear of any liens, claims to or rights of possession.

         8.9. COBRA. Seller shall have, and shall have caused all concerned benefits plan administrators to have, given all notices, made all offers, paid and collected all premiums, obtained all group health plan coverage, and performed all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and which is required to be given, made, paid, obtained, and performed as a result of the Closing under this Agreement. Any amounts under COBRA or similar state or federal law or regulation which becomes a liability to Buyer after Closing but which relates to any period of time in which Seller owned the Facility shall be paid by Seller either by a dollar for dollar reduction of the Purchase Price at the Closing or upon demand after the Closing.

         8.10. AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of Seller certifying a copy of Resolutions of the Board of Directors of Seller and consent of its shareholders authorizing Seller's execution and full performance of Seller's Transaction Documents, the Articles or Certificate of Incorporation and By-Laws of Seller and the incumbency of the officers of Seller.

         8.11. OTHER DOCUMENTS. Seller shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by Seller pursuant to the terms hereto.

         8.12. DUE DILIGENCE REVIEW. Notwithstanding anything to the contrary stated in this Agreement, the parties recognize and agree that the obligation of Buyer to consummate the transactions contemplated by this Agreement are expressly conditioned upon and subject to Buyer having completed, by the Closing, its due diligence review of the Facility and Seller's business, and Buyer being satisfied therewith in all respects as determined in its sole absolute discretion.

            ARTICLE IX: CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                        --------------------------------------------

         Unless waived by Seller, its obligation to consummate the sale of the Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         9.1. REPRESENTATION AND WARRANTIES. The representations and warranties of Buyer in this Agreement or on any schedule, list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

         9.2. PERFORMANCE OF COVENANTS. Buyer shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         9.3. DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to Seller a certificate of an officer of Buyer dated the Closing Date upon which Seller can rely, certifying that the statements made in Sections 9.1 and 9.2 are true, correct and complete as of the Closing Date.

         9.4. LEGAL MATTERS. No suit, actions, investigation or legal or administrative proceedings shall have been brought or shall have been threatened by any person that questions the validity or legality of the Agreement or the transactions contemplated hereby.

         9.5. AUTHORIZATION DOCUMENTS. Seller shall have received a certificate of the Secretary or other officer of the Buyer certifying a copy of Resolutions of the Board of Directors of Seller authorizing Buyer's execution and full performance of Buyer's Transaction Documents and the incumbency of the officers of the Buyer.

         9.6. OTHER DOCUMENTS. Buyer shall have furnished Seller with all documents, certificates and other instruments required to be furnished to Seller by Buyer pursuant to the terms hereof.

                 ARTICLE X: OBLIGATIONS OF PARTIES AFTER CLOSING
                            ------------------------------------

         10.1. DISCHARGE OF LIABILITIES. The Group shall cause Seller to pay all of its liabilities and obligations with respect to the Facility that are not expressly assumed by Buyer at Closing, as and when the same shall become due and payable.

         10.2.    INDEMNIFICATION.

                  (a) The Group hereby covenants and shall defend and indemnify Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including without limitation reasonable attorney's fees) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of Seller or the Group under this Agreement; (ii) any taxes, interest, penalties and additions to tax (including workers' compensation charges) that are required to be paid to the United States Government or any state or local taxing authority resulting from the operation of the Facility for any period ending on or before the Closing
Date: (iii) if applicable, all amounts that are due or that may become due to Medicaid and/or Medicare intermediaries, or to other public or private third party payors, if any, on account of adjustments to Medicaid and/or Medicare or any other public or private third party payer cost reimbursement claims made with respect to the Facility for any period ending on or before the Closing Date; (iv) any claim relating to any liability of the Facility or Seller that are not expressly assumed by Buyer pursuant to the terms of this Agreement ("Unassumed Liability"); (v) any liability arising out of Seller's noncompliance with COBRA or any like statute; (vi) any liability arising out of any environmental hazard or condition with respect to the Property or the Facility existing as of the Closing Date and any law, regulation or decree on action of any government entity in connection therewith; (vii) any other claims, liability or cost of any nature whatsoever, known or unknown, whether accrued, absolute contingent or otherwise, presently existing or arising in the future which such liability arose out of Seller's conduct prior to Closing; and (viii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

                  (b) Buyer covenants and shall indemnify the Group and hold it harmless against and with respect to any and all Loss from (i) any misrepresentation, breach of warranty, or failure to fulfill and agreement or covenant on the part of Buyer under this Agreement; (ii) any taxes (including workers' compensation charges) that are required to be paid to the United States government or any state or local taxing authority resulting from the operation of the Facility for any period after the Closing Date; (iii) if applicable, all amounts that are due or that may become due to Medicaid and/or Medicare intermediaries, or to other public or private third party payors, if any, on account of adjustments to Medicaid and/or Medicare or any other public or private third party payer cost reimbursement claims made with respect to the Facility for any period after the Closing Date.

                  (c) Not withstanding any thing herein to the contrary, the maximum liability of the Group for a loss under Section 10.2 (a) shall be capped at the Purchase Price.

         10.3. PAYMENT BY BUYER FOR EXPENSE ADJUSTMENTS AFTER CLOSING. If after the Closing Date the Buyer is required from time to time to pay any amounts for Medicaid and/or Medicare or other third party payor cost adjustments, federal, state or local taxes, workers' compensation insurance premiums or other expenditures that relate to the operation of the Facility before the Closing Date and Buyer provides Seller written notice and details of same within thirty
(30) days of first receiving knowledge of same, Seller shall, upon the later of ten (10) days of such written demand from Buyer and presentation of evidence of such requirement or the exhaustion of Seller's remedies and appeals exercised in a diligently pursued, good faith objection to any such expenditures imposed by third parties, pay to Buyer the amount of such required payment. Any payment pertaining to operation of the Facility after the Closing Date shall be the responsibility of Buyer. Notwithstanding anything to the contrary stated herein, Seller shall not be responsible for increased workers' compensation premiums or similar increased charges to Buyer which arise after the Closing and by reason of Buyer becoming the transferee of Seller's Assets hereunder and/or operator of the Facility.

         10.4. COST REPORTS. Seller shall prepare, execute and file all interim cost reports and all other reports and statements required to be filed by Seller with all intermediaries and any other public or private third party payor or administrative or regulatory agency or body in connection with the transactions hereunder in a timely fashion and no later than 45 days after closing.

         10.5.    COVENANT NOT-TO-COMPETE.

                  (a) For a period of three (3) years from and after the Closing Date neither Seller nor Shareholder, nor any corporation, partnership or other business entity or person controlling, controlled by or under common control with any of the foregoing ("Restricted Party") shall, directly or indirectly, operate, mange, own, control, finance or provide financing for, be a consultant for or enter into a service contract with, any nursing home, hospital or licensed health care facility or other entity of any type, licensed or unlicensed, existing or to be constructed and that provides comprehensive outpatient rehabilitation services, or any entity existing or to be formed that competes in any way with the Facility, located within St. Johns County, Florida.

                  (b) From and after the Closing Date, no Restricted Party shall disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of Buyer, any patient lists, pricing strategies, patient files and records, any proprietary data or trade secrets relating to the Facility or any financial or other information about the Facility not then in the public domain.

                  (c) For a period of three (3) years from and after the Closing Date, no Restricted Party shall engage or participate in any effort or act to induce any of the patients, physicians, suppliers, associates, employees or independent contractors admitted to or employed by Seller at the Facility prior to Closing, or by the Facility or by Buyer, to take any action or to refrain from taking any action or inaction that might be disadvantageous to Buyer, including but not limited to the solicitation of their respective patients, physicians, suppliers, associates, employees or independent contractors to cease doing business, or their association or employment, with the Facility or Buyer.

                  (d) The Restricted Parties acknowledge that the restrictions contained in this Paragraph 10.5 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by any of them would result in irreparable harm to Buyer. Accordingly, the Restricted Parties agree that upon the violation by any of them of any of the restrictions contained in this Paragraph 10.5, Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

         10.6. RECORDS. On the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer all patient lists and records and all other records and files not then in Buyer's possession relating to the operations of the Facility.

         10.7. COLLECTION OF ACCOUNTS RECEIVABLE. Buyer shall make reasonable efforts to assist Seller, in collecting all accounts receivable resulting from activities occurring or services rendered to patients prior to the Closing. Such assistance, however, shall not include any legal work or out of pocket expenses. In addition, Buyer shall assist Seller by allowing examination by Seller's authorized representative of relevant documentation in Buyer's possession after the Closing Date, and by transferring to Seller any payments Buyer may receive from any source whatsoever concerning Seller's recovery of accounts receivable as provided below. Any payments received by Buyer from Medicaid, Medicare or other third party payors for services rendered prior to the Closing Date will be transferred to Seller monthly within fifteen (15) days after the last day of the month in which such payments were received. Any payments made by such payors and earmarked or itemized to certain time periods preceding or following Closing shall be applied to accounts receivables arising for such time periods. Notwithstanding the foregoing, Seller shall be paid promptly upon receipt 100% of collections of Seller's accounts receivable for billings generated by Seller within thirty (30) days prior to July 18, 1997 and which are received within thirty (30) days after July 18, 1997.

         Except as hereinabove provided, the collection of any accounts receivable due Seller that have not been collected by Buyer or Seller within one hundred twenty (120) days after the Closing Date shall become the sole responsibility of Seller, and Buyer shall have no further obligation to assist Seller with respect to collection thereof.

         For one (1) year after Closing, Seller may, during regular business hours and upon reasonable notice to Buyer, access, audit and photocopy all accounts, reports and medical records in order to allow Seller to document claims or submittals to Medicaid, Medicare or other third party payors.

         For its collection services rendered herein, Buyer shall receive an administrative fee equal to fifty percent (50%) of the amount of receivables collected by Buyer.

         10.8. EMPLOYMENT OF EXISTING EMPLOYEES. On the Closing Date Buyer shall have the option of offering to employ those of Seller's employees set forth on
Schedule 4.15, except those listed on Schedule 10.8 attached hereto. Seller shall compensate all employees for all services performed up to and including the Closing Date. Subsequent to the Closing Date, Buyer shall assume the duty to compensate any employees who are hired by it, subject to any other terms contained in this Agreement relating to compensation of employees. Seller hereby agrees to use its best efforts to facilitate Buyer in its efforts to employ any of said employees.


         10.9. CONSENTS AND APPROVALS. The parties shall undertake to obtain all consents and approvals of governmental and reimbursement agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby.

                             ARTICLE XI: TERMINATION
                                         -----------

         11.1. TERMINATION. This Agreement may be terminated at any time at or prior to the time of Closing by:

                  (a) Buyer, if any condition precedent to Buyer's obligations hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by the Closing Date or pursuant to Section
12.1 if any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever;

                  (b) Seller, if any condition precedent to Seller's obligations hereunder, including

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



without limitation those conditions set forth in Article IX hereof, have not been satisfied by the Closing Date;

                  (c) the mutual consent of Buyer and Seller.

         11.2. EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other and the Deposit plus all interest paid or earned thereon shall be returned to Buyer within five (5) business days from the happening of any such event; provided, however, that if such termination is by the Seller pursuant to Section 11.1 (b) as a result of a breach by Buyer of any of its representations, warranties or covenants in this Agreement, then the Deposit plus all interest paid or earned thereon shall be paid to Seller within five (5) business days from the happening of any such event as full and agreed upon liquidated damages. Furthermore, nothing in this
Section 11.2 shall affect Buyer's right to specific performance of Seller's obligations at Closing hereunder.

                       ARTICLE XII: CASUALTY, RISK OF LOSS
                                    ----------------------

         12.1. CASUALTY, RISK OF LOSS. Seller shall bear the risk of all loss or damage to the Assets from all causes, until the Closing. If at any time prior to the Closing any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, Seller shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by Seller on account of any such casualty.

                     ARTICLE XIII: MISCELLANEOUS PROVISIONS
                                   ------------------------

         13.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by each party in this Agreement or in any Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

         13.2. PUBLIC ANNOUNCEMENTS. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Buyer shall determine; provided that nothing herein shall prevent either party, upon notice to the other, from making such written notices as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard; provided further, that no such public announcement made by Buyer shall contain any derogatory or negative statements pertaining to Seller, Shareholder or the operations of the Facility.

         13.3. COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         13.4. BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Buyer may assign its interest under this Agreement to any other person or entity without the prior written consent of Seller.

         13.5. EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein, including without limitations the Letter of Intent executed by the parties as of May 19, 1997. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.6. COOPERATION - FURTHER ASSISTANCE. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper and advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         13.7. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by telecopier or by overnight courier, properly addressed to the party entitled to receive such notice at the address stated below:

               If to Seller and/or      Total Living Care of St. Augustine, Inc.
               Shareholder:             c/o Tony J. Marchio
                                        Appoquinimink School District
                                        118 South 6th Street
                                        Odessa, DE 19730
                                        Telecopier: (904) 460-0418

               With a copy to:          Dan McCollom, Esq.
                                        Morris, James, Hitchens & Williams
                                        222 Delaware Ave., P.O. Box 2306
                                        Wilmington, Delaware 19899
                                        Telecopier:  (302) 571-1750

               If to Buyer:             Arbor Health Care Company
                                        1100 Shawnee Road
                                        Lima, Ohio  45805
                                        Telecopier: (419) 227-3499
                                        Attention: Dennis R. Smith
                                        Senior Vice President - Finance

               With a copy to:          Brad C. Roush
                                        General Counsel
                                        Arbor Health Care Company
                                        1100 Shawnee Road
                                        Lima, Ohio  45805
                                        Telecopier: (419) 227-3499

         13.8. WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer of representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         13.9. RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns or the parties hereto.

         13.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, disregarding any rules relating to the choice or conflict of laws.

         13.11. SEVERABILITY. Any provision, or distinguishable portion of any provision, of the Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 10.6 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

         IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.



ARBOR HEALTH CARE COMPANY               TOTAL LIVING CARE OF ST. AUGUSTINE, INC.


By: \s\ Dennis R. Smith                 By:   \s\ Tony J. Marchio
    ------------------------------            -----------------------------
                                              Tony J. Marchio, President

Title: Sr. V.P. - Finance                     \s\ Tony J. Marchio
      ----------------------------           ------------------------------
                                              Tony J. Marchio, individually

                            ARBOR HEALTH CARE COMPANY
                    TOTAL LIVING CARE OF ST. AUGUSTINE, INC.

                            ASSET PURCHASE AGREEMENT
                                 SCHEDULE INDEX*


Schedule
--------

1.2               Inventory
1.4               Designated Contracts
2.2(a)            Accrued Vacation Pay
2.2(b)            Prepayments
2.5               Allocation of Purchase Price
4.5               Consent List
4.6               Schedule of Assets
4.7               Contracts
4.9               Material Changes
4.10              Cost Report Disputes
4.11              Licenses; Permits
4.14              Litigation
4.15              Employees
4.18              Insurance
4.19              Relationships
4.21              Absence of Certain Events
4.23              Notices from Environmental Authorities
10.8              Excepted Employees
10.9              Consents and Approvals


* The Company agrees to furnish to the Securities and Exchange Commission supplementally a copy of the omitted schedules upon the Commission's request.